Exhibit 10.27

AMENDMENT NO. 1 TO MANUFACTURING AGREEMENT

(VANCOCIN)

This AMENDMENT NO. 1 dated as of November 2, 2005 (this “Amendment”) amends that certain Manufacturing Agreement dated as of November 9, 2004 (the “Manufacturing Agreement”) by and between ViroPharma Incorporated, a corporation organized and existing under the laws of the State of Delaware (“ViroPharma”), and Eli Lilly and Company, a corporation organized and existing under the laws of the State of Indiana (“Lilly”).

WHEREAS, ViroPharma and Lilly are all the parties to the Manufacturing Agreement; and

WHEREAS, in accordance with the provisions of Section 12.6 of the Manufacturing Agreement, the parties desire to amend the Manufacturing Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and in the Manufacturing Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ViroPharma and Lilly hereby agree as follows:

1. Definitions. All capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings assigned to them in the Manufacturing Agreement.

2. Existing Marketed Product Pipeline; Additional Manufacturing for Q405.

a. The Parties acknowledge that Lilly has agreed to manufacture for ViroPharma a total of [***] Lots of the Marketed Product during the second half of calendar year 2005 (the “Pipeline Lots”). All of the Pipeline Lots have already been delivered by Lilly to ViroPharma except [***], which Lilly represents and warrants are scheduled for delivery to ViroPharma by [***] in accordance with the Manufacturing Agreement. The term “Lot” means approximately [***] 20-count blister packages of the 250 mg presentation and approximately [***] 20-count blister packages of the 125 mg presentation of the Marketed Product.

b. Notwithstanding any provision to the contrary in the Manufacturing Agreement: (i) Lilly agrees to manufacture and supply to ViroPharma in the fourth calendar quarter of 2005, and ViroPharma agrees to purchase from Lilly, following Lilly’s shipment to ViroPharma of the Pipeline Lots, an additional [***] Lots of the Marketed Product (the “Firm Lots”); and (ii) Lilly agrees to use its commercially reasonable efforts to manufacture and supply to ViroPharma not later than [***], and ViroPharma agrees to purchase from Lilly, following Lilly’s shipment to ViroPharma of the Pipeline Lots and the Firm Lots, an additional [***] Lots of the Marketed Product (the “Additional Lots”). Lilly shall use its commercially reasonable efforts to allocate the Firm Lots between [***] Lots of the 125 mg presentation and [***] Lots of

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the 250 mg presentation, and to allocate the Additional Lots between [***] Lots of the 125 mg presentation and [***] Lots of the 250 mg presentation, provided that the Parties will work together in good faith to agree to the final allocation of Product between such presentations.

c. The foregoing provisions shall not preclude Lilly from manufacturing additional Lots for sale to ViroPharma during the fourth quarter of 2005 or ViroPharma from purchasing such lots pursuant to Purchase Orders and at the Purchase Price and in accordance with the other terms and conditions of the Manufacturing Agreement.

3. Compensation for the Firm Lots and the Additional Lots.

a. ViroPharma shall pay to Lilly the applicable Purchase Price set forth in the Manufacturing Agreement in accordance with the payment, delivery, acceptance and other terms and conditions set forth therein for all of the Lots described in Sections 2(b) and (c) of this Amendment that are manufactured by Lilly and delivered to ViroPharma.

b. In addition to the Purchase Price payments, Lilly has conditioned its agreement to manufacture and deliver the Firm Lots and Additional Lots on ViroPharma’s agreement to make additional payments, in an amount not to exceed in the aggregate $4,500,000, as compensation to Lilly for [***] associated with the Firm Lots and the Additional Lots (the “Cost Recovery Payment”). The Cost Recovery Payment comprises three separate, independent portions, the Up-Front Component, the Firm Lot Allocation and the Additional Lots Allocation, and can be earned by Lilly, and will be payable by ViroPharma, only in accordance with the following provisions:

(i) Up-Front Component – [***]. Substantially simultaneously with the execution of this Amendment, ViroPharma shall pay to Lilly, by wire transfer, [***].

(ii) Firm Lots Allocation – [***]. In the event that Lilly (A) manufactures all of the Firm Lots, and (B) ships all of the Firm Lots to ViroPharma no later than [***], then ViroPharma shall pay to Lilly [***], which reflects a value of [***] for each of the Firm Lots. Lilly acknowledges and agrees that no portion of the Firm Lots Allocation shall be due and owing from ViroPharma unless and until Lilly meets both of its obligations described in clauses (A) and (B) of the preceding sentence, and that time is of the essence. In addition, Lilly shall not be entitled to invoice ViroPharma for the Firm Lots Allocation until Lilly’s delivery of the sixteenth and final Firm Lot. ViroPharma shall otherwise pay the invoice in accordance with the payment terms set forth in the Manufacturing Agreement.

(iii) Additional Lots Allocation – [***] for each Additional Lot, [***] in the aggregate. For each Additional Lot that Lilly Manufactures and ships to ViroPharma by [***], time being of the essence, ViroPharma shall pay to Lilly [***] following receipt of invoice therefore and in accordance with the payment terms set forth in the Manufacturing Agreement. In the event that Lilly manufactures and ships to ViroPharma all of

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the Additional Lots by [***], then [***] in the aggregate shall have been paid by ViroPharma to Lilly as described above or be payable by ViroPharma to Lilly for the Additional Lots Allocation portion of the Cost Recovery Payment.

4. Extension of Ordinary Course Manufacturing Period. The Manufacturing Agreement currently contemplates Lilly continuing to manufacture the Marketed Product for ViroPharma in the ordinary course until [***], and thereafter, on an as-needed basis in the event that the Third Person Supply Chain is not operational, until [***]. The Parties desire to extend the ordinary course manufacturing period in accordance with the following terms.

a. The Parties hereby amend the Manufacturing Agreement to extend the ordinary course manufacturing period from [***] until September 30, 2006, even if the Third Party Supply Chain receives Regulatory Approval prior to September 30, 2006. Accordingly:

(i) the reference to [***] in Section 8.1 of the Manufacturing Agreement is hereby deleted and replaced with “September 30, 2006”;

(ii) Section 8.3(c) of the Manufacturing Agreement is amended as follows:

A. The clause “Subject to the last sentence of this Section 8.3(c),” is added to the beginning of the first sentence of Section 8.3(c); and

B. The following sentence is added to the end of Section 8.3(c): “Notwithstanding the forgoing and subject to Section 8.8, in no case shall Lilly be permitted to terminate this Manufacturing Agreement pursuant to this Section 8.3(c) prior to the later of September 30, 2006 or ninety (90) days after the date that ViroPharma receives the written notice described in the first sentence of this Section 8.3(c).”; and

(iii) The first paragraph of Section 8.8 of the Manufacturing Agreement is amended and restated in its entirety to read as follows:

In the unlikely event that the initiation or expiration of the ninety (90) day period described in Section 8.3(c) occurs after September 30, 2006, Lilly will continue to supply Marketed Product under the terms of this Manufacturing Agreement and the Contract Period shall be automatically extended beyond September 30, 2006 until the earlier of (i) the expiration of the ninety (90) day period described in Section 8.3(c) ) or (ii) [***]. Any purchase orders delivered to Lilly by ViroPharma in the ordinary course during any extended Contract Period shall be filled by Lilly even if the delivery of such orders occur after the extended Contract Period has expired. The terms and conditions of this Manufacturing Agreement shall remain in full force and effect during such extension and purchase orders must be in whole lot quantities. Purchase Maximums shall not apply during then last two Calendar Quarters of any extension of the Contract Period pursuant

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to this Section 8.8 and Lilly shall use commercially reasonable efforts to supply Additional Quantities during any extension of the Contract Period. In no event will the term of this Manufacturing Agreement extend beyond [***].

b. The provisions of the Manufacturing Agreement, other than Section 4.2 thereof, shall govern the manufacture, supply and purchase of the Marketed Products during the period beginning on [***] and continuing through September 30, 2006 (the “Amended ’06 Ordinary Course Manufacturing Period”), including the Purchase Price for the Marketed Products, provided that, however, that notwithstanding anything to the contrary in Section 4.2 of the Manufacturing Agreement, Lilly shall manufacture and supply up to (and Lilly shall not be obligated to manufacture and supply more than) [***] Lots of the Marketed Products during the Amended ‘06 Ordinary Course Manufacturing Period with the actual quantity to be supplied to be set forth in firm order forecasts or firm purchase orders of ViroPharma. Lilly shall use its commercially reasonable efforts to allocate the Lots on a [***] as between the 125 mg presentation and the 250 mg presentation, provided that the Parties will work together in good faith to agree to the final allocation of Product between such presentations and the finalization of an appropriate production plan. Lilly acknowledges and agrees that none of the Pipeline Lots, Firm Lots or Additional Lots shall be counted against the foregoing [***] Lot threshold. ViroPharma shall purchase all Lots of Product manufactured by Lilly pursuant to firm order forecasts or firm purchase orders of ViroPharma.

c. The price for Marketed Product and quantity of Marketed Product to be supplied period from [***] until the end of the emergency supply period contemplated by Section 8.8 of the Manufacturing Agreement would be negotiated but would not vary more than [***] of the then current supply prices and quantities supplied.

5. No Other Amendments. The Manufacturing Agreement is not hereby amended or modified except as explicitly set forth in this Amendment. Without limiting the generality of the foregoing, except as set forth in Section 4(a) of this Amendment, the provisions of Section 8.8 of the Manufacturing Agreement are unmodified, and shall govern the Parties’ manufacturing and supply arrangement in the event of the necessity for an emergency supply in accordance with its terms.

6. Entire Agreement. The Manufacturing Agreement, as amended hereby, constitutes the full and entire understanding between the parties regarding the subject matter herein, and supersedes all prior agreements and understandings, whether written or oral between the parties, including [***].

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, it being understood that all parties need not sign the same counterpart and a facsimile signature shall be valid.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 Manufacturing Agreement to be executed by their duly authorized representatives as of the date first above written.

ELI LILLY AND COMPANY

By:	/s/ Scott Canute
Printed Name: Scott Canute
Title: President, Manufacturing Operations

VIROPHARMA INCORPORATED

By:	/s/ Michel de Rosen
Printed Name: Michel de Rosen
Title: President and Chief Executive Officer